As filed with the Securities and Exchange Commission on September 28,
1995

                                          REGISTRATION NO. 33 -


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                 under the
                          SECURITIES ACT OF 1933


                               BIOGEN, INC.
          (Exact name of Registrant as specified in its charter)

    Massachusetts               04-3002117
(State or other jurisdiction (I.R.S. Employer of incorporation or organization)Identification No.)

                            14 Cambridge Center
                      Cambridge, Massachusetts 02142
                              (617) 679-2000
                 (Address of Principal Executive Offices)

          BIOGEN, INC. 1994 EUROPEAN EMPLOYEE STOCK PURCHASE PLAN
                         (Full Title of the Plan)

                         Michael J. Astrue, Esq.
                     Vice President - General Counsel
                               Biogen, Inc.
                            14 Cambridge Center
                      Cambridge, Massachusetts 02142
                              (617) 679-2000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)



                      CALCULATION OF REGISTRATION FEE


                              Proposed       Proposed
Title of                      maximum        maximum
securities to  Amount to be   offering price aggregate Amount of
be registered  registered(1)  per share (2)  offering  registration price (2) fee


Common Stock,
$.01 par value 29,769         $53.938    $1,605,680.32  $553.68




(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which may hereafter be granted under the Biogen, Inc. 1994 European Employee Stock Purchase Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (September 22,
       1995) within 5 business days prior to filing this Registration
       Statement.
                               EXPLANATORY NOTE


  In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.
                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

  The following documents filed by the Registrant with the Commission are incorporated herein by reference:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

  (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-B filed under the
Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

  All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 1,000 shares of Common Stock of the Company and approximately one partnership interest in Biogen Medical Products Limited Partnership.

Item 6.  Indemnification of Directors and Officers.

  Incorporated herein by reference from the Registrant's
Registration Statement on Form S-3, No. 33-43721.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.

  (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, File No. 33-51639, and incorporated herein by reference).

  (4.2)     Articles of Organization, as amended (Filed as Exhibit
            3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989, File No. 0-12042, and incorporated herein by reference).

  (4.3) By-Laws, as amended (Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 0-12042, and incorporated herein by reference).

  (4.4) Rights Agreement, dated as of May 8, 1989, between the Registrant and The First National Bank of Boston, as the Rights Agent, including Certificate of Designation of Series A Junior Participating Preferred Stock (Filed on May 26, 1989 as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, File No. 0-12042, and incorporated herein by reference).

  (5)  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
       P.C. as to the legality of shares being registered.

  (10.1)    Biogen, Inc. 1994 European Employee Stock Purchase
            Plan.

  (15) Letter from Price Waterhouse LLP regarding unaudited interim financial information.

  (23.1)    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and
            Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

  (23.2)    Consent of Price Waterhouse LLP.

  (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

Item 9.  Undertakings.

(a)    The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

         (i)     To include any prospectus required by Section
       10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on September 22, 1995.


  BIOGEN, INC.


                                        /s/ James L. Vincent
  By

                                        James L. Vincent
                                        Chairman and
                                        Chief Executive Officer


  Each person whose signature appears below constitutes and appoints Michael J. Astrue and Timothy M. Kish, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Biogen, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature      Title             Date


 /s/ James L. Vincent     Chairman of the Board,     September 22,1995
James L. Vincent Chief Executive Officer
                 (principal executive officer) and
                 Director



/s/ Timothy M. Kish    Vice President -
Timothy M. Kish  Finance and         September 22, 1995
               Chief Financial Officer (principal
               financial and accounting officer)




/s/ Alexander G. Bearn   Director       September 22, 1995
Alexander G. Bearn



 /s/ Alan Belzer      Director          September 22, 1995
Alan Belzer



/s/ Harold W. Buirkle    Director         September 22, 1995
Harold W. Buirkle



/s/ Roger H. Morley   Director          September 22, 1995
Roger H. Morley



/s/ Kenneth Murray    Director          September 22, 1995
Kenneth Murray



/s/ Phillip A. Sharp     Director         September 22, 1995
Phillip A. Sharp



/s/ James W. Stevens  Director          September 22, 1995
James W. Stevens



/s/ James R. Tobin    Director          September 22, 1995
James R. Tobin

                               BIOGEN, INC.

                       INDEX TO EXHIBITS FILED WITH
                      FORM S-8 REGISTRATION STATEMENT


Exhibit
Number    Description

5         Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
          Popeo, P.C. as to the legality of shares being registered

10.1      Biogen, Inc. 1994 European Employee Stock Purchase Plan

15 Letter from Price Waterhouse LLP regarding unaudited interim financial information

23.2      Consent of Price Waterhouse LLP







T3/568030.1